EXHIBIT 99.1

Press Release	Source: Panache Beverage, Inc.

Panache Beverage, Inc. Announces Major Developments in Business Restructuring Plan

NEW YORK, June 12th, 2014 — Panache Beverage Inc. (OTCQB: WDKA) (the “Company” or “Panache”) announced today that it entered into a restructuring agreement and related transactions with its senior secured lender, Consilium Corporate Recovery Master Fund, Ltd. (“Consilium”) and certain of the Company’s principal shareholders and former officers and directors (collectively, the “Shareholders”).

As part of this transaction, Consilium waived all existing defaults under the Company’s loan agreements, agreed to reduce the principal amount of indebtedness owed from approximately $6,922,212 to approximately $5,758,120 and reduced the interest rate on certain of its loans to the Company to 4% per annum until December 31, 2015, which interest shall be compounded, capitalized and added to the unpaid principal amount of the Company’s loans quarterly. After December 31, 2015, these loans shall bear interest at 10% per annum. In connection with these transactions, Consilium acquired an aggregate 16,629,876 shares from the Shareholders which had been pledged to Consilium under the Company’s loan documents, and the Shareholders further agreed to the cancellation of an aggregate 1,200,000 warrants held by them in return for Consilium’s termination of certain Pledge and Security Agreements with the Shareholders. The parties to the forgoing transactions also entered into customary release agreements.

“The cooperation of the three principals was critical not only to the future welfare of Panache but also enabled Consilium to leave the minority shareholders fully intact,” comments Charles Cassel, managing director, Consilium.

This transaction marks a major milestone for Panache having occurred less than six weeks after the initial announcement of its executive changes. “With this restructuring in place we can now focus on the future – our brand portfolio is intact, our distillery plans are on track, our business is running more efficiently and we’re actively reducing debt on the balance sheet,” explains Michael Romer, interim CEO. He continues, “We can now work collaboratively with Consilium on a strategic plan to strengthen our brands and our production capabilities. We are fortunate to have a financial partner in Consilium and will continue to work together to find the right balance to maximize Panache’s potential.”

Panache Beverage continues to focus its resources on depletion of its brands in a concentrated platform, entering into service agreements at its distillery and looking for new revenue streams.

About Panache Beverage

Panache Beverage, Inc., based in New York, NY, is an alcoholic beverage company specializing in the development, global sales and marketing of spirits brands. The company's expertise lies in the strategic development and aggressive early growth of its brands establishing its assets as viable and attractive acquisition candidates for the major global spirits companies. Panache intends to build its brands as individual acquisition candidates while developing, creating and expanding its portfolio via the Panache Distillery. Panache's existing portfolio consists of the brands: Wódka Vodka, Alchemia Infused Vodka, Alibi American Whiskey, Spirytus Vodka, Old South Shine Vodka in addition to the forthcoming OGB line of spirits.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company’s current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Press Inquiries:	Panache Beverage Inc. PR@panachespirits.com